Amended and Restated Assurance of Discontinuance between
the Attorney General of the State of New York
and Willis Group Holdings plc as successor in interest for Willis Group Holdings Limited, Willis
North America, Inc., Willis of New York, Inc., dated April 7, 2005 , and

Amended and Restated Stipulation between
the Superintendent of Insurance of the State of New York and Willis Group Holdings plc as successor in interest for Willis Group Holdings Limited, Willis North America, Inc., Willis of New York,
Inc.,Willis RE Inc., Willis of Wisconsin, Inc., Willis of Texas, Inc., Willis of Seattle, Inc.,
Willis of Tennessee, Inc., Willis of North Carolina, Inc., Willis of Ohio, Inc., Willis of Oregon,
Inc., Willis of Pennsylvania, Inc., Willis of Michigan, Inc., Willis of Minnesota, Inc. , Willis of
New Hampshire, Inc., Willis of New Jersey, Inc., Willis of Massachusetts, Inc., Willis of Maryland,
Inc., Willis of Louisiana, Inc., Willis of Kansas, Inc., Willis of Illinois, Inc., Willis Insurance
Services of Georgia, Inc., d.b.a. Willis Insurance Brokerage of Georgia, Willis Insurance Services
of California, Inc. d.b.a. Willis Insurance Brokerage, Willis of Arizona, Inc., Willis of Alabama,
Inc., Willis Life Insurance Agency of Ohio, Inc., Stewart Smith East, Inc., dated April 8, 2005
(collectively, “Willis”).

WHEREAS, Willis entered into an Assurance of Discontinuance with the Attorney General of the State of New York (“Attorney General”) dated April 7, 2005 and a Stipulation with the Superintendent of Insurance of the State of New York (“Superintendent”) dated April 8, 2005, each as amended from time to time (collectively, the “AOD”); and

WHEREAS, the Attorney General and the Superintendent conducted public hearings in July 2008 on the subject of insurance producer compensation and disclosure practices; and

WHEREAS, 11 NYCRR 30 (Regulation No. 194) was adopted on February 10, 2010; and

WHEREAS, the Superintendent has concluded that Willis has substantially met its obligations under the AOD, as determined by an independent examiner;

NOW, THEREFORE, the parties hereby agree that, effective as of February 11, 2010, the AOD shall be amended and restated as follows:

1.        Compensation Disclosure to Insurance Purchasers:  In New York, and each of the other 49 states of the United States, the District of Columbia, and U.S. territories, Willis shall provide compensation disclosure that will, at a minimum, comply with the terms of Regulation No. 194, as may be amended from time to time, or the provisions of the AOD, as existed prior to the adoption this Amended and Restated Agreement and Amended and Restated Stipulation.

2.        Compliance Programs and Training: Willis shall maintain its compliance programs and continue to provide appropriate training to relevant employees in business ethics, professional obligations, conflicts of interest and antitrust and trade practices compliance.

3.        Prohibition on Reinsurance Brokerage “Leveraging”:  In placing, renewing, consulting on or servicing any insurance policy, Willis shall not directly or indirectly accept from or request of any insurer any promise or commitment to use any of Willis’s brokerage, agency, producing or consulting services, including reinsurance brokerage, agency or producing services, in exchange for production of business to such insurer.

4.        Prohibition of Inappropriate Use of Wholesalers:  In placing, renewing, consulting on or servicing any insurance policy, Willis shall not directly or indirectly knowingly place, renew, consult on or service a client’s insurance business through a wholesale broker in a manner that is contrary to the client’s best interests.

5.        The Attorney General and Superintendent reserve the right to take action to enforce this Amended and Restated Agreement.  If compliance with any aspect of this Amended and Restated Agreement proves impracticable, Willis reserves the right to request that the parties modify it accordingly.

6.        This Amended and Restated Agreement shall be governed by the laws of the State of New York.

7.        This Amended and Restated Agreement supersedes and replaces the AOD as amended and all prior agreements, arrangements, commitments and understandings, whether written or oral, with respect to the subject matter hereof, and constitutes the entire agreement of the parties.

8.        This Amended and Restated Agreement may be executed in counterparts, including via facsimile.

WHEREFORE, the following signatures are affixed hereto on the date first above written.

People of the State of New York	New York Insurance Department
/s/ Michael Berlin	/s/ James J. Wrynn

By: Michael Berlin Deputy Attorney General for Economic Justice Office of the Attorney General	By: James J. Wrynn Superintendent of Insurance 25 Beaver Street New York, NY 10004

120 Broadway, 25th Floor
New York, NY 10271

Willis Group Holdings plc, et. al.

/s/ Adam G. Ciongoli
By: Adam G. Ciongoli
Group General Counsel

Willis Group Holdings, plc